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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 18, 1993 (except with respect to the matter discussed in Note 19 as to which the date is July 1, 1993), included in Sterling Software, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1993, and to all references to our Firm included in this registration statement.



Washington, D.C.

September 15, 1994

                                               /s/ Arthur Andersen LLP

                                                   ARTHUR ANDERSEN LLP